Exhibit 10.90
Shareholders Loan Agreement

Between:

Auracall Limited, Nicholas Peters Business Centre, 7b High Street, Barnet, Herts EN5 5UE (Auracall)

And the share holders of Auracall namely:

Swiftnet Limited, 960 High Road, London N12 9RY (Swiftnet)

And

Dan Kirschner, 18 Grimsdyke Crescent, Barnet, Herts (Dan)
(Together Shareholders)

It is herby agreed that:

1)	The Shareholders hereby agree to provide Auracall loans for the amounts as follows: from Swiftnet £24,000, from Dan £50,000.
2)	Each of the Shareholders will deposit a check in Auracall hands or directly in Auracall bank account on or before 13 October 2006.
3)	The loans are given on equal terms listed in this document i.e neither Swiftnet nor Dan is preferable on each other.
4)	The loans are being given for a term of up-to one year.
5)	The loans are provided free of any interest.
6)	Auracall may pay the loan earlier than one year for as long as both Shareholders shall be repaid pro rata up to the full value of their loans.

Date: 27.09.2006

AURACALL

By:	/s/ Abraham Keinan /s/ Dan Kirschner

SWIFTNET

By:	/s/ Abraham Keinan

/

DAN KIRSCHNER

/s/ Dan Kirschner